Contacts:
Ken Engberg
DealerTrack, Inc.
(516) 734-3692
kenneth.engberg@dealertrack.com

Suzi Straffon

RouteOne LLC

(248) 862-7074

sstraffon@routeone.com

DealerTrack and RouteOne Settle Patent Infringement Lawsuit

Lake Success, N.Y. and Farmington Hills, Mich., October 5, 2012 – DealerTrack Holdings, Inc. (Nasdaq: TRAK) and RouteOne LLC today announced that they have settled patent infringement litigation that DealerTrack, Inc., commenced against RouteOne in 2004.

Under the terms of the settlement, DealerTrack and RouteOne will file a stipulation of dismissal today with Judge Andrew Guilford of the United States District Court for the Central District of California by which all claims raised by the parties in all cases brought by DealerTrack against RouteOne for alleged infringement of DealerTrack's U.S. Patents Nos. 5,878,403, 6,587,841 and 7,181,427 are to be dismissed. The consolidated case is entitled DealerTrack, Inc. v. RouteOne LLC et al., CV-06-2335 AG (FMOx).

“We’re pleased to have preserved the strength of our patents, while achieving a successful outcome to the litigation,” said Mark O’Neil, chairman and chief executive officer, DealerTrack. “This is a big win for our clients, and we’re excited about continuing to create innovative and high value solutions for the automotive dealers and lenders throughout North America.”

“RouteOne couldn’t be more pleased with the settlement and the outcome of the litigation. We believe it is a win-win for the parties, and equally as important a win for our customers, as we can now focus all of our attention on developing and providing solutions that continue to deliver maximum benefit to them,” said Mike Jurecki, chief executive officer, RouteOne.

About DealerTrack (www.dealertrack.com)

DealerTrack's intuitive and high-value web-based software solutions and services enhance efficiency and profitability for all major segments of the automotive retail industry, including dealers, lenders, OEMs, third-party retailers, agents, and aftermarket providers. DealerTrack operates the industry’s largest online credit application network, providing North American automobile dealers with access to over 1,200 lenders. DealerTrack's Dealer Management System (DMS) provides dealers with easy-to-use tools and real-time data access to enhance their efficiency. DealerTrack's Inventory offerings provide vehicle inventory management and merchandising solutions to help dealers drive higher in-store and online traffic with state-of-the-art, real-time listings, accelerate used-vehicle turn rates, and increase dealer profits. DealerTrack's Sales and F&I solutions allow dealers to streamline the entire sales process as they structure deals from a single integrated platform. Its Compliance offering helps dealers meet legal and regulatory requirements, and protect their assets. DealerTrack also offers processing and other solutions for the automotive industry, including a web-based network for arranging vehicle transportation and shipping, electronic motor vehicle registration and titling applications, paper title storage, and digital document services. For more information visit: www.dealertrack.com.

About RouteOne (www.routeone.com)

RouteOne was formed in 2002 by Ally Financial, Ford Motor Credit Company, TD Auto Finance, and Toyota Financial Services to create a more streamlined credit application for automobile dealers and their customers. Providing access to North American franchised and independent dealers, RouteOne’s web-based system allows automotive dealers to submit credit applications to the largest indirect lenders, request credit reports, and increase profitability with RouteOne’s free Dealer Reporting Suite. RouteOne’s open integration business model also allows the dealer to integrate with their choice of a wide variety of best in class providers, including DSPs, CRM systems, F&I modules and menu providers. RouteOne offers dealers a common platform for all their credit application financing needs. More information is available at www.routeone.com.

Safe Harbor for Forward-Looking and Cautionary Statements

Statements in this press release regarding the benefits of the litigation settlement and all other statements in this release other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Factors that might cause such a difference include any future litigation regarding the patents, the adherence by the parties to the terms of the settlement agreement and other risks listed in our reports filed with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ending December 31, 2011. These filings can be found on DealerTrack's website at www.dealertrack.com and the SEC's website at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

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